Results of Meeting of Shareholders

AXP EMERGING MARKETS FUND
REGULAR MEETING OF SHAREHOLDERS HELD ON NOVEMBER 13, 2002
(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below.

Proposal 1
To elect the thirteen nominees specified below as Board members*.

                        Shares Voted "For"  Shares Withholding Authority to Vote
Arne H. Carlson          307,453,620.786               14,362,721.733
Philip J. Carroll, Jr.   308,412,076.160               13,404,266.359
Livio D. DeSimone        308,262,299.954               13,554,042.565
Barbara H. Fraser        308,553,589.276               13,262,753.243
Ira D. Hall              308,448,906.441               13,367,436.078
Heinz F. Hutter          308,072,355.120               13,743,987.399
Anne P. Jones            308,311,677.602               13,504,664.917
Stephen R. Lewis, Jr.    308,936,401.929               12,879,940.590
Alan G. Quasha           308,629,909.046               13,186,433.473
Stephen W. Roszell       308,744,782.085               13,071,560.434
Alan K. Simpson          307,351,873.663               14,464,468.856
Alison Taunton-Rigby     308,617,744.419               13,198,598.100
William F. Truscott      308,790,666.447               13,025,676.072

Proposal 2
To Amend the Articles of Incorporation/Declaration of Trust*:

2(a). To allow one vote/dollar instead of one vote/share.

    Shares Voted "For"  Shares Voted "Against"  Abstentions     Broker Non-Votes
     261,361,542.848       30,761,596.724      9,739,751.947     19,953,451.000

Proposal 3
To approve a policy authorizing American Express Financial Corporation, subject to Board approval, to retain and replace subadvisers, or to modify subadvisory agreements, without shareholder approval.

    Shares Voted "For"  Shares Voted "Against"  Abstentions     Broker Non-Votes
      31,376,498.001        3,553,621.413      1,061,334.284      1,221,531.000

Proposal 4
To approve changes to the Investment Management Services Agreement:

4(b). To modify the performance incentive adjustment calculation.

    Shares Voted "For"  Shares Voted "Against"  Abstentions     Broker Non-Votes
      30,762,943.253        3,733,543.981      1,494,966.464      1,221,531.000

* Denotes Registrant-wide proposals and voting results.

Results of Meeting of Shareholders

AXP GLOBAL BALANCED FUND
REGULAR MEETING OF SHAREHOLDERS HELD ON NOVEMBER 13, 2002
(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below.

Proposal 1
To elect the thirteen nominees specified below as Board members*.

                      Shares Voted "For"    Shares Withholding Authority to Vote
Arne H. Carlson         307,453,620.786                14,362,721.733
Philip J. Carroll, Jr.  308,412,076.160                13,404,266.359
Livio D. DeSimone       308,262,299.954                13,554,042.565
Barbara H. Fraser       308,553,589.276                13,262,753.243
Ira D. Hall             308,448,906.441                13,367,436.078
Heinz F. Hutter         308,072,355.120                13,743,987.399
Anne P. Jones           308,311,677.602                13,504,664.917
Stephen R. Lewis, Jr.   308,936,401.929                12,879,940.590
Alan G. Quasha          308,629,909.046                13,186,433.473
Stephen W. Roszell      308,744,782.085                13,071,560.434
Alan K. Simpson         307,351,873.663                14,464,468.856
Alison Taunton-Rigby    308,617,744.419                13,198,598.100
William F. Truscott     308,790,666.447                13,025,676.072

Proposal 2
To Amend the Articles of Incorporation/Declaration of Trust*:

2(a). To allow one vote/dollar instead of one vote/share.

 Shares Voted "For"   Shares Voted "Against"    Abstentions    Broker Non-Votes
   261,361,542.848        30,761,596.724       9,739,751.947    19,953,451.000

Proposal 3
To approve a policy authorizing American Express Financial Corporation, subject to Board approval, to retain and replace subadvisers, or to modify subadvisory agreements, without shareholder approval.

 Shares Voted "For"   Shares Voted "Against"    Abstentions    Broker Non-Votes
   15,400,874.702          1,474,354.897        500,767.631       744,661.000

Proposal 4
To approve changes to the Investment Management Services Agreement:

4(b). To modify the performance incentive adjustment calculation.

 Shares Voted "For"   Shares Voted "Against"    Abstentions    Broker Non-Votes
   15,344,278.579          1,272,398.387        759,320.264       744,661.000

* Denotes Registrant-wide proposals and voting results.

Results of Meeting of Shareholders

AXP GLOBAL BOND FUND
REGULAR MEETING OF SHAREHOLDERS HELD ON NOVEMBER 13, 2002
(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below.

Proposal 1
To elect the thirteen nominees specified below as Board members*.

                        Shares Voted "For"  Shares Withholding Authority to Vote
Arne H. Carlson          307,453,620.786              14,362,721.733
Philip J. Carroll, Jr.   308,412,076.160              13,404,266.359
Livio D. DeSimone        308,262,299.954              13,554,042.565
Barbara H. Fraser        308,553,589.276              13,262,753.243
Ira D. Hall              308,448,906.441              13,367,436.078
Heinz F. Hutter          308,072,355.120              13,743,987.399
Anne P. Jones            308,311,677.602              13,504,664.917
Stephen R. Lewis, Jr.    308,936,401.929              12,879,940.590
Alan G. Quasha           308,629,909.046              13,186,433.473
Stephen W. Roszell       308,744,782.085              13,071,560.434
Alan K. Simpson          307,351,873.663              14,464,468.856
Alison Taunton-Rigby     308,617,744.419              13,198,598.100
William F. Truscott      308,790,666.447              13,025,676.072

Proposal 2
To Amend the Articles of Incorporation/Declaration of Trust*:

2(a). To allow one vote/dollar instead of one vote/share.

Shares Voted "For"   Shares Voted "Against"    Abstentions    Broker Non-Votes
 261,361,542.848        30,761,596.724        9,739,751.947    19,953,451.000

* Denotes Registrant-wide proposals and voting results.

Results of Meeting of Shareholders

AXP GLOBAL GROWTH FUND
REGULAR MEETING OF SHAREHOLDERS HELD ON NOVEMBER 13, 2002
(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below.

Proposal 1
To elect the thirteen nominees specified below as Board members*.

                       Shares Voted "For"   Shares Withholding Authority to Vote

Arne H. Carlson         307,453,620.786               14,362,721.733
Philip J. Carroll, Jr.  308,412,076.160               13,404,266.359
Livio D. DeSimone       308,262,299.954               13,554,042.565
Barbara H. Fraser       308,553,589.276               13,262,753.243
Ira D. Hall             308,448,906.441               13,367,436.078
Heinz F. Hutter         308,072,355.120               13,743,987.399
Anne P. Jones           308,311,677.602               13,504,664.917
Stephen R. Lewis, Jr.   308,936,401.929               12,879,940.590
Alan G. Quasha          308,629,909.046               13,186,433.473
Stephen W. Roszell      308,744,782.085               13,071,560.434
Alan K. Simpson         307,351,873.663               14,464,468.856
Alison Taunton-Rigby    308,617,744.419               13,198,598.100
William F. Truscott     308,790,666.447               13,025,676.072

Proposal 2
To Amend the Articles of Incorporation/Declaration of Trust*:
2(a). To allow one vote/dollar instead of one vote/share.

   Shares Voted "For"    Shares Voted "Against"   Abstentions   Broker Non-Votes
     261,361,542.848         30,761,596.724      9,739,751.947   19,953,451.000

Proposal 3
To approve a policy authorizing American Express Financial Corporation, subject to Board approval, to retain and replace subadvisers, or to modify subadvisory agreements, without shareholder approval.

   Shares Voted "For"    Shares Voted "Against"   Abstentions   Broker Non-Votes
     96,086,320.066       10,181,127.136         3,395,894.453    2,933,386.000

Proposal 4
To approve changes to the Investment Management Services Agreement:
4(b). To modify the performance incentive adjustment calculation.

   Shares Voted "For"  Shares Voted "Against"    Abstentions    Broker Non-Votes
     94,977,315.392        9,999,882.155        4,686,144.108     2,933,386.000

* Denotes Registrant-wide proposals and voting results.

Results of Meeting of Shareholders

AXP GLOBAL TECHNOLOGY FUND
REGULAR MEETING OF SHAREHOLDERS HELD ON NOVEMBER 13, 2002
(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below.

Proposal 1
To elect the thirteen nominees specified below as Board members*.

                        Shares Voted "For"  Shares Withholding Authority to Vote
Arne H. Carlson          307,453,620.786             14,362,721.733
Philip J. Carroll, Jr.   308,412,076.160             13,404,266.359
Livio D. DeSimone        308,262,299.954             13,554,042.565
Barbara H. Fraser        308,553,589.276             13,262,753.243
Ira D. Hall              308,448,906.441             13,367,436.078
Heinz F. Hutter          308,072,355.120             13,743,987.399
Anne P. Jones            308,311,677.602             13,504,664.917
Stephen R. Lewis, Jr.    308,936,401.929             12,879,940.590
Alan G. Quasha           308,629,909.046             13,186,433.473
Stephen W. Roszell       308,744,782.085             13,071,560.434
Alan K. Simpson          307,351,873.663             14,464,468.856
Alison Taunton-Rigby     308,617,744.419             13,198,598.100
William F. Truscott      308,790,666.447             13,025,676.072

Proposal 2
To Amend the Articles of Incorporation/Declaration of Trust*:
2(a). To allow one vote/dollar instead of one vote/share.

  Shares Voted "For"    Shares Voted "Against"   Abstentions    Broker Non-Votes
    261,361,542.848         30,761,596.724       9,739,751.947   19,953,451.000

Proposal 3
To approve a policy authorizing American Express Financial Corporation, subject to Board approval, to retain and replace subadvisers, or to modify subadvisory agreements, without shareholder approval.

  Shares Voted "For"   Shares Voted "Against"    Abstentions    Broker Non-Votes
    67,930,853.660          7,320,835.362        2,321,837.749    7,797,179.000

Proposal 4
To approve changes to the Investment Management Services Agreement:
4(a). To add a performance incentive adjustment.

  Shares Voted "For"  Shares Voted "Against"     Abstentions    Broker Non-Votes
    68,452,315.223         6,553,552.680         2,567,658.868    7,797,179.000

Proposal 5
To change the fund's classification from diversified to non-diversified.

  Shares Voted "For"   Shares Voted "Against"    Abstentions    Broker Non-Votes
    66,607,921.118        7,478,726.567          3,486,879.086   7,797,179.000

* Denotes Registrant-wide proposals and voting results.